Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 (Registration No. 333-            ) of Nutrastar International Inc. of our report dated May 15, 2008 with respect to the consolidated financial statements of Heilongjiang Shuaiyi New Energy Development Co., Ltd. and Subsidiaries as of and for the year ended December 31, 2007.

We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ AGCA CPA Ltd.
Hong Kong
January 28, 2010